Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF ENSCO

On May 29, 2017, Ensco and Atwood entered into a definitive merger agreement pursuant to which Merger Sub, a wholly owned subsidiary of Ensco, will merge with and into Atwood, with Atwood surviving the merger and becoming a wholly owned subsidiary of Ensco. Pursuant to the terms of the merger agreement, at the Effective Time, Atwood shareholders will receive 1.60 Ensco Class A ordinary shares for each share of Atwood common stock. The merger will be accounted for using the acquisition method of accounting with Ensco identified as the acquirer in accordance with GAAP. Under the acquisition method of accounting, Ensco will record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the Effective Time.

The following unaudited pro forma condensed combined financial statements and the related notes present the combination of the historical consolidated financial statements of Ensco and Atwood, adjusted to give effect to the merger. See additional information in Note 1—Basis of Presentation to the Unaudited Pro Forma Condensed Combined Financial Information.

ENSCO PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2017

	Historical		Pro Forma		Pro Forma
	Ensco	Atwood	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$170	$474	$—		$644
Short-term investments	1,681	—	(1,316	)(a)	365
Accounts receivable, net	366	78	—		444
Other	315	119	45	(b)	479
Total current assets	2,532	671	(1,271)		1,932
PROPERTY AND EQUIPMENT, NET	11,059	4,138	(2,265	)(c)	12,932
OTHER ASSETS, NET	133	19	21	(d)	173
	$13,724	$4,828	$(3,515)		$15,037
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities and other	$503	$76	$29	(e)	$608
Total current liabilities	503	76	29		608
LONG-TERM DEBT	4,745	1,298	(1,298	)(f)	4,745
OTHER LIABILITIES	286	54	148	(g)	488
TOTAL EQUITY	8,190	3,400	(2,394	)(h)	9,196
	$13,724	$4,828	$(3,515)		$15,037

See notes to unaudited pro forma condensed combined financial statements.

ENSCO PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2017

	Historical		Pro Forma		Pro Forma
	Ensco	Atwood	Adjustments		Combined
OPERATING REVENUES	$929	$285	$(5	)(i)	$1,209
OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	569	121	—		690
Loss on impairment	—	59	—		59
Depreciation	218	80	(61	)(j)	237
General and administrative	57	28	—		85
	844	288	(61)		1,071
OPERATING INCOME (LOSS)	85	(3)	56		138
OTHER EXPENSE, NET	(111)	(26)	41	(k)	(96)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(26)	(29)	97		42
PROVISION FOR INCOME TAX	43	4	—		47
LOSS FROM CONTINUING OPERATIONS	$(69)	$(33)	$97		$(5)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST AND NON-VESTED SHARES	(2)	—	—		$(2)
LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE APPLICABLE COMPANY	$(71)	$(33)	$97		$(7)
LOSS PER SHARE FROM CONTINUING OPERATIONS
Basic and diluted	$(0.24)				$(0.02)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	301		134	(l)	435

See notes to unaudited pro forma condensed combined financial statements.

ENSCO PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Historical		Pro Forma		Pro Forma
	Ensco(1)	Atwood(2)	Adjustments		Combined
OPERATING REVENUES	$2,776	$1,021	$(73	)(i)	$3,724
OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	1,301	407	—		1,708
Loss on impairment	—	104	—		104
Depreciation	445	166	(102	)(j)	509
General and administrative	101	51	—		152
	1,847	728	(102)		2,473
OPERATING INCOME	929	293	29		1,251
OTHER INCOME, NET	68	18	95	(k)	181
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	997	311	124		1,432
PROVISION FOR INCOME TAX	109	47	—		156
INCOME FROM CONTINUING OPERATIONS	$888	$264	$124		$1,276
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST AND NON-VESTED SHARES	(22)	—	—		(22)
INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE APPLICABLE COMPANY	$866	$264	$124		$1,254
EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Basic and diluted	$3.10				$3.04
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	279		134	(l)	413

(1)              Ensco historical financial information is for the year ended December 31, 2016.

(2)              Atwood historical financial information is for the fiscal year ended September 30, 2016.

See notes to unaudited pro forma condensed combined financial statements.

ENSCO PLC AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the acquisition method of accounting in accordance with GAAP and are based on the historical consolidated financial statements of Ensco and Atwood, after giving effect to the merger as well as pro forma adjustments.

The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheets of Ensco and Atwood as of June 30, 2017, giving effect to the merger as if it had occurred on June 30, 2017.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016 and the six months ended June 30, 2017 assume the merger took place on January 1, 2016, the beginning of Ensco’s most recently completed fiscal year. Ensco’s audited consolidated statement of operations for the fiscal year ended December 31, 2016 has been combined with Atwood’s audited consolidated statement of operations for the fiscal year ended September 30, 2016. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017 combines the unaudited consolidated statement of operations of Ensco and Atwood for the six months ended June 30, 2017. The unaudited consolidated statement of operations of Atwood for the six months ended June 30, 2017 was prepared by combining the unaudited consolidated statements of operations for the three month periods ended March 31, 2017 and June 30, 2017.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the merger been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that Ensco may achieve with respect to the combined operations of Ensco and Atwood. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects that result directly from the merger.

The unaudited pro forma condensed combined financial statements reflect the estimated merger consideration, which does not represent what the actual merger consideration transferred will be at the Effective Time. In accordance with GAAP, the fair value of equity securities issued as the consideration transferred will be measured on the closing date of the merger at the then-current market price. Ensco has estimated the total consideration to be $608 million, which will be paid through the conversion of approximately 83.5 million shares of Atwood common stock, inclusive of 2.9 million unvested restricted stock and performance unit awards that vest upon change of control, to 133.6 million Ensco Class A ordinary shares using the exchange ratio of 1.60 and valued at $7.28 per share of Atwood common stock based on the closing price of $4.55 per Ensco Class A ordinary share on August 14, 2017.

Under GAAP, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Ensco estimates that advisory, legal, valuation and other professional fees and expenses will be $18 million and change of control severance for certain executive and other key Atwood employees will total $8 million. Transaction costs incurred by Atwood related to the merger are estimated to total $25 million. Following the completion of the merger, Ensco expects to incur additional charges and expenses relating to restructuring and integrating the operations of Ensco and Atwood, the amount of which has not yet been determined. Certain transaction costs related to the merger are not included in the pro forma financial statements in this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements illustrate the assets and liabilities of Atwood recorded at their preliminary estimated fair values at the assumed closing date of the merger. The preliminary fair value estimates are subject to change based on the final valuations that will be determined as of the closing date of the merger. Actual results will differ from this unaudited pro forma condensed combined financial information once Ensco has determined the final merger consideration and completed the valuation analysis and computations necessary to finalize the required purchase price allocations. Accordingly, the final allocations of merger consideration and their effects on results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma condensed combined financial statements do not constitute statutory accounts required by the Companies Act 2006, which for the year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles in the U.K. and were delivered to the Registrar of Companies in the United Kingdom. The U.K. statutory accounts included an unqualified auditor’s report, which did not contain any reference to matters to which the auditors drew attention by way of emphasis without qualifying the report or any statements under Section 498(2) or 498(3) of the Companies Act 2006.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Ensco and Atwood.

Note 2—Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Ensco and Atwood.

Note 3—Estimated Merger Consideration and Allocation

Under the terms of the merger agreement, Atwood stockholders will receive 1.60 Ensco Class A ordinary shares for each share of Atwood common stock for a total value of $7.28 per share of Atwood common stock based on the closing share price of $4.55 per Ensco Class A ordinary share on August 14, 2017. The estimated merger consideration of $608 million is comprised of 83.5 million shares of Atwood common stock, inclusive of 2.9 million unvested restricted stock and performance unit awards that vest upon change of control, converted to 133.6 million Ensco Class A ordinary shares using the exchange ratio of 1.60 and valued at $7.28 per share. The value of the merger consideration will fluctuate based upon changes in Ensco’s share price and the number of Atwood common shares and equity awards outstanding at the closing date.

The table below illustrates the potential impact of the estimated merger consideration resulting from a 10% increase or decrease in the price of $4.55 per Ensco Class A ordinary share as of August 14, 2017. For purposes of this computation, the total number of Ensco Class A ordinary shares issued was assumed to be 133.6 million, as described above (in millions):

	10% Increase in Ensco share price	10% Decrease in Ensco share price
Merger consideration	669	547
Bargain purchase gain	355	477

Under GAAP, when the fair value assigned to acquired assets and liabilities exceeds the consideration transferred in an acquisition, the difference is reflected as a bargain purchase gain. The following table summarizes our estimated bargain purchase gain computation as of June 30, 2017 (in millions):

Current assets	$717
Non-current assets	1,913
Total assets acquired	2,630
Liabilities assumed	(1,606)
Net assets acquired	1,024
Less: Estimated merger consideration	(608)
Estimated bargain purchase gain	$416

The estimated fair value assigned to assets acquired and liabilities assumed exceeded the estimated consideration transferred resulting in a bargain purchase gain primarily due to (1) depressed offshore drilling company valuations resulting in Atwood market capitalization that was lower than the Net Asset Value calculated by Ensco Management and (2) the treatment of corporate overhead costs in purchase accounting under GAAP.

Market capitalizations across the offshore drilling industry have declined significantly since mid-2014 due to the decline in commodity prices and the related imbalance of supply and demand for drilling rigs. This imbalance has led to significantly depressed market capitalizations across the offshore drilling industry.

Ensco and Atwood’s stock prices declined 88% and 85% from highs of $55.62 and $53.79 per share in mid-2014 to $6.70 and $8.08 per share on the last trading day prior to announcement of the merger, respectively. Ensco and Atwood are both trading below the Net Asset Values estimated by Ensco Management.

The industry downturn and corresponding decline in offshore drilling company market capitalizations have resulted in corporate overhead costs that are disproportionately high when compared to their respective enterprise values. This relationship could catalyze industry consolidation activity due to the high potential for transactions that are value accretive to shareholders through realized synergies, which is a key driver for this transaction. Ensco Management estimates that ongoing corporate overhead costs burdened Atwood’s market capitalization by over $700 million.

Corporate overhead cost is not included in the purchase price allocation under GAAP when not directly attributable to the cash flows of the acquired assets and assumed liabilities. Accordingly, the fair values assigned to assets acquired and liabilities assumed in purchase accounting significantly exceeds Atwood’s Net Asset Value estimated by Ensco Management, and the consideration to be transferred, resulting in a bargain purchase gain.

Note 4—Pro Forma Adjustments

(a)                                 Short-term investments

Represents the pro forma adjustments to short-term investments as follows (in millions):

Repayment of Atwood revolving credit facility	$(851)
Repayment of Atwood 6.5% senior notes due 2020	(465)
$(1,316)

The pro forma adjustments relate to the assumed utilization of short-term investments to repay Atwood’s revolving credit facility and 6.5% senior notes due 2020, inclusive of accrued and unpaid interest. Upon the closing of the merger, a change of control will occur under the indenture governing Atwood’s 6.5% senior notes due 2020, and Atwood will be required to offer to repurchase all of the outstanding senior notes at 101% of their outstanding principal amount, plus accrued and unpaid interest. As of June 30, 2017, Atwood had $449 million in aggregate principal amount of senior notes outstanding.

(b)                                 Other current assets

Represents the pro forma adjustments to record the estimated fair value of other current assets as follows (in millions):

Estimated fair value of Atwood drilling contracts	$71
Income tax receivable impact of certain pro forma adjustments	6
Adjustment to record Atwood inventory at estimated fair value	(25)
Elimination of Atwood historical debt issuance costs	(4)
Elimination of Atwood historical deferred expenses related to contract drilling	(3)
$45

The pro forma adjustment to record the estimated fair value of Atwood drilling contracts represents the intangible assets recognized for firm drilling contracts in place at the pro forma balance sheet date that have favorable contract terms as compared to current market day rates for comparable drilling rigs. Contracts that are expected to expire within 12 months of the pro forma balance sheet date are classified as current. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible assets are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. The computed amount is subject to change based on contract positions and market conditions at the closing date of the merger. This balance will be amortized to operating revenues over the respective remaining contract terms on a straight-line basis.

The pro forma adjustment to Atwood’s inventory adjusts the historical amounts to record the estimated fair value of consumable parts and supplies.

The pro forma adjustment for the elimination of Atwood’s historical deferred expenses associated with contract drilling primarily relates to deferred mobilization costs. Costs incurred for mobilization of equipment and personnel prior to the commencement of drilling services are deferred and subsequently amortized by Atwood over the term of the related drilling contract. These deferred costs have no future economic benefit to Ensco and are eliminated from the pro forma financial statements.

(c)                                  Property and equipment, net

Represents the pro forma adjustments to historical amounts to record the estimated fair value of property and equipment.

(d)                                 Other assets

Represents the pro forma adjustments to record the estimated fair value of other assets as follows (in millions):

Estimated fair value of Atwood drilling contracts	$15
Deferred tax impact of certain pro forma adjustments	13
Elimination of Atwood historical deferred expenses related to contract drilling	(4)
Elimination of Atwood historical debt issuance costs	(3)
$21

The pro forma adjustment to record the estimated fair value of Atwood drilling contracts represents the intangible assets recognized for firm long-term drilling contracts in place at the pro forma balance sheet date that have favorable contract terms as compared to current market day rates for comparable drilling rigs. Contracts that are expected to expire beyond 12 months from the pro forma balance sheet date are classified as non-current. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible assets are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. The computed amount is subject to change based on contract positions and market conditions at the closing date of the merger. This balance will be amortized to operating revenues over the respective remaining contract terms on a straight-line basis.

The pro forma adjustment for the elimination of Atwood’s historical deferred expenses associated with contract drilling primarily relates to deferred mobilization costs. Costs incurred for mobilization of equipment and personnel prior to the commencement of drilling services are deferred and subsequently amortized by Atwood over the term of the related drilling contract. These deferred costs have no future economic benefit to Ensco and are eliminated from the pro forma financial statements.

(e)                                  Accounts payable and accrued liabilities and other

Represents the pro forma adjustments to record the estimated fair value of current liabilities as follows (in millions):

Estimated Atwood transaction costs	$25
Estimated Ensco transaction costs	18
Change in control provisions on Atwood benefit plans	8
Elimination of accrued interest from repayment of Atwood debt	(13)
Elimination of Atwood historical deferred revenues and deferred rent	(9)
$29

The pro forma adjustment for change in control provisions on Atwood benefit plans relates to the additional liability that will be incurred for estimated cash severance payments upon a change in control for benefits payable to executives and other key Atwood employees as a result of pre-existing employee arrangements.

The pro forma adjustment to eliminate Atwood’s historical deferred revenues are primarily related to mobilization revenues that were previously paid by a customer as compensation to mobilize a rig to the drilling location. Such payments are deferred and subsequently amortized by Atwood over the term of the related drilling contract. The deferred revenue does not represent contractual obligations of Atwood and are eliminated from the pro forma financial statements.

(f)                                   Long-term debt

Represents the pro forma adjustments related to the repayment of Atwood’s historical debt as follows (in millions):

Repayment of Atwood revolving credit facility	$(850)
Repayment of Atwood 6.5% senior notes due 2020	(448)
$(1,298)

The pro forma adjustments relate to the assumed repayment of Atwood’s revolving credit facility and 6.5% senior notes due 2020 upon closing of the merger as a result of certain change of control provisions in each debt agreement.

(g)                                  Other liabilities

Represents the pro forma adjustments to record the estimated fair value of other liabilities as follows (in millions):

Estimated fair value of Atwood drillship construction contracts	$160
Deferred tax impact of certain pro forma adjustments	7
Elimination of Atwood historical deferred revenues and deferred rent	(15)
Elimination of Atwood historical amounts accrued for retention awards	(4)
$148

The pro forma adjustment for the estimated fair value of Atwood drillship construction contracts relates to an unfavorable construction contract liability recorded as a result of comparing the firm obligations for the remaining construction contracts to estimated current market rates for the construction of a similar design drilling rig. The unfavorable construction contract liability is computed based on the present value of the difference of the cash outflows for the remaining contractual payments as compared to a hypothetical contract with the same remaining contractual payments at current market rates using a risk-adjusted discount rate and estimated effective income tax rate.

The pro forma adjustment to record the estimated fair value of Atwood drilling contracts represents the intangible liabilities recognized for firm long-term drilling contracts in place at the pro forma balance sheet date that have unfavorable contract terms as compared to current market day rates for comparable drilling rigs. The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible liabilities are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. The computed amount is subject to change based on contract positions and market conditions at the closing date of the merger. This balance will be amortized to operating revenues over the remaining contract terms on a straight-line basis.

The pro forma adjustment to eliminate Atwood’s historical deferred revenues are primarily related to mobilization revenues that were previously paid by a customer as compensation to mobilize a rig to the drilling location. Such payments are deferred and subsequently amortized by Atwood over the term of the related drilling contract. The deferred revenue does not represent contractual obligations of Atwood and are eliminated from the pro forma financial statements.

The pro forma adjustment for the accrued retention bonus eliminates the historical accrued liability associated with the time-vested component of cash-based retention awards granted to executives and other key Atwood employees. The retention awards become fully vested upon a change of control and are therefore reflected in the pro forma adjustments to accounts payable and accrued liabilities and other.

(h)                                 Total equity

Represents the pro forma adjustments to total equity as follows (in millions):

Elimination of Atwood’s historical stockholders’ equity	$(3,400)
Ensco share consideration recorded as capital in excess of par value	595
Estimated bargain purchase gain(1)	416
Ensco shares issued as merger consideration, par value	13
Estimated Ensco transaction costs	(18)
$(2,394)

(1)         The estimated bargain purchase gain is inclusive of Atwood’s estimated transaction costs of $25 million and $5 million loss on the repayment of Atwood’s 6.5% senior notes due 2020 as these charges are included in the preliminary estimated fair value of the net assets acquired.

(i)                                     Operating revenues

Represents the pro forma adjustments for the amortization of intangible assets and liabilities associated with the estimated fair value of Atwood drilling contracts.

(j)                                    Depreciation

Represents the pro forma adjustments for depreciation of Atwood’s property and equipment. Atwood’s property and equipment consists primarily of drilling rigs and related equipment. The pro forma depreciation adjustments relate to the pro forma adjustment to record the estimated fair value of Atwood’s drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. Ensco estimated remaining useful lives for Atwood’s drilling rigs ranged from 16 to 35 years based on original estimated useful lives of 30 years to 35 years.

(k)                                 Other income (expense), net

Represents the pro forma adjustments related to the elimination of Atwood’s historical debt for the six months ended June 30, 2017 and year ended December 31, 2016 as follows (in millions):

	Six Months Ended June 30, 2017	Year Ended December 31, 2016
Elimination of interest expense for repayment of Atwood outstanding debt	$27	$69
Additional Ensco interest capitalized from acquiring rigs under construction	17	33
Elimination of interest income earned by Ensco on short-term investments used to redeem Atwood outstanding debt	$(3)	$(7)
	$41	$95

(l)                                     Weighted-average shares outstanding

Represents the pro forma adjustment for Ensco shares to be issued to Atwood shareholders. Under the merger agreement, 83.5 million shares of Atwood common stock, inclusive of 2.9 million unvested restricted stock and performance unit awards that vest upon change of control, will be converted to 133.6 million Ensco Class A ordinary shares using the exchange ratio of 1.60 Ensco Class A ordinary shares for each share of Atwood common stock.